                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

      Date of Report (Date of earliest event reported):  August 31, 1997
                                                         ---------------




                        Environmental Power Corporation
                        -------------------------------
            (Exact name of registrant as specified in its charter)



Delaware                      0-15472                     04-2782065
--------                      -------                     ----------
(State of other             (Commission                  (IRS Employer
jurisdiction                File Number)                 Identification No.)
of incorporation)


        500 Market Street, Suite 1-E, Portsmouth, New Hampshire  03801
                   (Address of principal executive offices)


                                (603) 431-1780
             (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

As announced in a previous Form 8-K filed on September 9, 1997, the Registrant's subsidiary, Milesburg Energy, Inc. ("Milesburg"), entered into a Buy-Out Agreement with West Penn Power Company ("West Penn") on August 26, 1997. Pursuant to the Buy-Out Agreement, West Penn would purchase Milesburg's rights to the Electric Energy Purchase Agreement between the parties dated February 25, 1987 for the sum of $15 million plus 8% interest from the date (August 29, 1997) the Buy-Out Agreement was filed for Pennsylvania Public Utility Commission approval, plus West Penn would assume ownership of and responsibility for the Milesburg Project facility. In light of this Buy-Out Agreement, which establishes a value significantly in excess of the Registrant's recorded carrying value for its investment in the Milesburg Project, the Registrant has removed its reserve for the impairment in value of this investment which amounted to $1,064,137 at the date of its removal. The removal of this reserve, which was established previously by a charge against earnings due to the uncertainties surrounding whether the Registrant would realize value from its investment in the Milesburg Project, resulted in an increase in net earnings of approximately $555,000 in August 1997.

The Registrant's June 30, 1997 unaudited consolidated balance sheet included shareholders' equity of $598,975, which failed to comply with The NASDAQ SmallCap Market's minimum requirement of $1,000,000 [Marketplace Rule 4310(c)(03)]. The Registrant failed to meet this requirement largely due to a significant loss during the second quarter of 1997 resulting from the extended outage to repair the generator at the Scrubgrass plant. However, largely as a result of the removal of the Milesburg Project investment reserve and earnings from the Scrubgrass Project during the months of July and August, the Registrant's shareholder's equity as of August 31, 1997 exceeded the $1,000,000 requirement, as demonstrated by the condensed unaudited consolidated balance sheet information of the Registrant set forth below:

                                                                              August 31, 1997
                                                                                (unaudited)
                                                                         ----------------------
ASSETS:
 Current assets                                                                     $ 8,551,504
 Other assets                                                                        51,060,995
                                                                         ----------------------

       Total assets                                                                 $59,612,499
                                                                         ======================

LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current liabilities                                                                $ 9,536,708
 Other liabilities                                                                   48,658,404
                                                                         ----------------------

       Total liabilities                                                             58,195,112
                                                                         ----------------------

 Shareholders' equity                                                                 1,417,387
                                                                         ----------------------

       Total liabilities and shareholders' equity                                   $59,612,499
                                                                         ======================

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this Report, and in any other written or oral statements made by or on behalf of the Registrant, such as statements concerning the estimated net gain to be realized from the Buy-Out Agreement, the regulatory approval of the Buy-Out Agreement, and other statements regarding matters that are not historical facts, are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the inability to predict the course or outcome of any contract or other negotiations, uncertainties relating to government and regulatory policies and approvals, volatile and unpredictable developments (including plant outages and repair requirements), the difficulty of estimating repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the uncertainties relating to general economic conditions and cyclical industry conditions, the amount and rate of growth in expenses, the legal environment, and the competitive environment in which the Registrant operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION


October 7, 1997                    /s/ William D. Linehan
                                   -------------------------------------
                                   William D. Linehan
                                   Treasurer and
                                   Chief Financial Officer
                                   (principal accounting officer
                                   and authorized officer)